UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             May 4, 2011

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	1-33981	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (952) 835-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Chief Financial Officer

On May 4, 2011, Randy W. Strobel resigned from his employment as Senior Vice President, Chief Financial Officer of Analysts International Corporation (the “Company”), effective as of the close of business on August 31, 2011.

On May 4, 2011, the Company entered into a Separation Agreement and Release of Claims with Mr. Strobel (the “Separation Agreement”).  The Separation Agreement provides, among other things, that as severance compensation Mr. Strobel will continue to receive his regular base salary of $250,000 per annum through (and ending on) August 31, 2012, will receive a pro-rated portion of the bonus which he would expect to receive had he remained as an employee of the Company through the end of the fiscal year, in the amount of $40,000, and that the Company will reimburse his medical insurance premium payments under COBRA for a period of up to six months following the last day of his employment (provided that the Company receives sufficient evidence of proof of such payments during the COBRA period).  If Mr. Strobel commences other full-time employment before August 31, 2011, as of that date the Company will no longer be obligated to pay his regular base salary, the date on which payments of his severance compensation shall commence shall be changed to coincide with the date on which his new employment begins, and he will not be eligible to receive the $40,000 pro-rated bonus.

The Separation Agreement includes a release of all claims arising out of or relating to Mr. Strobel’s employment with the Company and the termination of that employment.

In accordance with the requirements of Minnesota law, the Separation Agreement provides that Mr. Strobel has the right to revoke the release of claims contained in the agreement within 15 calendar days after signing the agreement, and also provides a concurrent revocation period of seven days after signing the agreement under the federal Age Discrimination in Employment Act.

The foregoing description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated by reference as if fully set forth herein.

(b)               Resignation of Senior Vice President, West Region

On May 5, 2011, Christopher T. Cain resigned from his employment as Senior Vice President, West Region, effective as of the close of business on June 1, 2011.

The Company is in the process of negotiating the terms of a severance agreement with Mr. Cain and will file any such severance agreement as an exhibit to a future Form 8-K when and if such a severance agreement is finally executed between the Company and Mr. Cain.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and Release of Claims dated May 4, 2011, between the Company and Randy W. Strobel

99.1	Press Release dated May 5, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 5, 2011	ANALYSTS INTERNATIONAL CORPORATION

/s/ Brittany B. McKinney
Brittany B. McKinney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and Release of Claims dated May 4, 2011, between the Company and Randy W. Strobel

99.1	Press Release dated May 5, 2011